Exhibit 10.1

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (“Agreement”) is made and entered into as of the 31st day of July, 2013, by and between Black Elk Energy Offshore Operations, LLC, a Texas limited liability company, with an office at 11451 Katy Freeway, Suite 500, Houston, Texas 77079 (“Seller” or “Black Elk”), and Renaissance Offshore, LLC, a Delaware limited liability company, with an address at 920 Memorial City Way, Suite 800, Houston, Texas 77024 (“Buyer” or “Renaissance”). Seller and Buyer are sometimes referred to collectively as the “Parties”, and each individually as a “Party”.

WHEREAS, Seller owns an undivided twenty-five percent (25%) record title interest and other contractual interest in that certain federal offshore lease, together with related appurtenances, as more particularly identified on Exhibit “A” attached hereto and made a part hereof for all purposes, and comprising the “Assets”, as defined in that certain form of Assignment and Bill of Sale (“ABOS”), attached hereto as Exhibit “B” and made a part hereof for all purposes.

WHEREAS, Seller wishes to sell, and Buyer wishes to buy, all of Seller’s right, title and interest in and to the Assets.

NOW, THEREFORE, in consideration of the mutual benefits derived and to be derived from this Agreement by each Party, Seller and Buyer do hereby and by these presents agree as follows:

1.	Purchase Price. The “Purchase Price” of the sale of the Assets from Seller to Buyer shall be the monetary sum of Ten Million, Five Hundred Thousand Dollars ($10,500,000.00), payable at Closing to Seller by Buyer.

2.	Adjustments to Purchase Price. For purposes of the Closing Statements defined in Section 11 below, the Purchase Price for the Assets shall be adjusted as follows (with such adjustments being made so as not to give any duplicative effect) with all such amounts being determined in accordance with generally accepted accounting principles and Council of Petroleum Accountants Society (COPAS) standards:

(a)	Reduced by the aggregate amount of the following proceeds actually received by Seller: (i) proceeds from the sale of hydrocarbons (net of any royalties, overriding royalties or other burdens on or payable out of hydrocarbon production, gathering, processing and transportation costs and any hydrocarbon production, severance, sales or excise taxes not reimbursed to Seller by the purchaser of hydrocarbon production) produced from or attributable to the Properties during the period between August 1, 2013 and the date the Final Closing Statement is executed by Seller and Purchaser, and (ii) other proceeds earned with respect to the Assets during the period between August 1, 2013 and the date the Final Closing Statement is executed by Seller and Purchaser;

(b)

Increased by the aggregate amount of the following proceeds actually received by Purchaser: (i) proceeds from the sale of hydrocarbons (net of any royalties, overriding royalties or other burdens on or payable out of hydrocarbon production, gathering, processing and transportation costs and any hydrocarbon production, severance, sales or excise taxes not reimbursed to Purchaser by the purchaser of hydrocarbon production) produced from or attributable to the Properties for periods prior to August 1, 2013, and (ii) other proceeds earned with respect to the Assets for periods prior to August 1, 2013;

(c)	Increased by the amount of any costs attributable to the ownership and operation of the Assets (including any overhead costs deemed charged to the Assets with respect to the Adjustment Period even though not actually paid) incurred by Seller after August 1, 2013 and actually paid by Seller, whether before or after August 1, 2013, provided however, there shall be no upward adjustment of the Purchase Price with respect to any costs incurred by Seller after August 1, 2013 in order to remedy any violation of Laws, including any Environmental Laws, or associated with any activities to respond to incidents of non-compliance;

(d)	Increased or reduced as agreed upon in writing by Seller and Purchaser;

(e)	Increased by the value of the amount of merchantable hydrocarbons stored under standard conditions in tanks and upstream of the pipeline(s) sales meter, attributable to the Assets that belong to Seller as of August 1, 2013 (which value shall be computed at the applicable third-party contract prices for the month of May 2013 for such stored hydrocarbons);

(f)	Reduced by the actual net aggregate imbalances, if any, owed by Seller to third-parties, as of August 1, 2013 or increased by the actual net aggregate imbalances, if any, owed by third parties to Seller as of August 1, 2013, in each case multiplied by a price of $3.50 per MMBtu (as of July 1, 2013, Seller has a net aggregate underbalance of 6,171 MMbtu);

(g)	Decreased by the amount of all costs attributable to the ownership and operation of the Assets for periods prior to August 1, 2013 which are actually paid by Purchaser; and each adjustment made pursuant to Section 2 shall serve to satisfy, up to the amount of the adjustment, Purchaser’s entitlement to hydrocarbon production from or attributable to the Properties during the Adjustment Period, and to the value of other income, proceeds, receipts and credits earned with respect to the Assets during the Adjustment Period, and as such, Purchaser shall not have any separate duplicative rights to receive any hydrocarbon production or income, proceeds, receipts and credits with respect to which an adjustment has been made. Similarly, the adjustment described in Section 2 (c) shall serve to satisfy, up to the amount of the adjustment, Purchaser’s obligation to pay costs attributable to the ownership and operation of the Assets which are Incurred during the Adjustment Period, and as such, notwithstanding anything in this Agreement to the contrary, Purchaser shall not be separately obligated to pay for any costs with respect to which an adjustment has been made.

3.	Effective Date. Subject to the remaining terms and provisions of this Agreement, the transaction contemplated by this Agreement shall be effective as of 7:00 a.m. (Houston, Texas time) on July 31, 2013 (“Effective Date”), however, 7:00 a.m. (Houston, Texas time) on August 1, 2013 will be used under this Agreement solely for purposes of allocating revenue, expenditures, gas imbalances and taxes as more specifically set forth herein.

4.	Due Diligence. Prior to Closing, Buyer has had an opportunity to review Seller’s files and records pertaining to the Assets and to conduct a physical inspection of the Wells and Facilities, as defined in the ABOS, and, in their sole discretion, has determined that same are satisfactory in all material respects.

5.	Warranty. The sale of the Assets from Seller to Buyer shall be without warranty of title, either expressed or implied, as to description, title, condition, quality, fitness for purchase, merchantability or completeness or otherwise, except as to claims by, through and under Seller, but not otherwise, and with full substitution and subrogation in and to all rights and actions of warranty of title which Seller has or may have against all preceding owners and vendors, except to the extent any such warranty is not transferrable or is subject to a transfer fee or similar payment (unless Buyer assumes responsibility for such transfer fee or similar payment). If the description of any portion of the Assets, as set forth herein, or in the Exhibits attached hereto, is inaccurate, such erroneous description will be corrected by the Parties upon proof of proper description. Further, the Facilities (as defined in the ABOS) are sold on an “as is, where is” basis without warranty, either express or implied, as to title, value, quality, condition or fitness for any purpose, and Buyer acknowledges that it has not relied upon any such express or implied warranty.

6.	Form of Assignment. The transfer by Seller to Buyer of the Assets shall be executed using the form of ABOS attached hereto as Exhibit “B”. Additionally, the Parties shall execute a BOEM Form 150 for filing with and approval by the Bureau of Ocean Energy Management (“BOEM”) of the Department of the Interior, together with such additional forms as may be required by any governmental entity in order that the transfer of the Assets from Seller to Buyer can be recognized and/or approved by such governmental entity.

7.	Representations and Warranties of Seller. Seller represents and warrants to Buyer that:

(a)	Seller is a Texas limited liability company duly formed, validly existing and in good standing under the laws of the State of Texas, Seller has full legal power, right and authority to carry on its business as same is being conducted and has the full legal power and right to enter into this Agreement and perform the transaction contemplated hereby.

(b)	Subject to the receipt of BOEM approval, the consummation of the transaction contemplated by this Agreement will not violate, nor be in conflict with, any provision of Seller’s governing documents, any judgment, order, ruling or decree applicable to Seller as a party in interest or any law, rule or regulation applicable to Seller.

(c)	The execution, delivery and performance of this Agreement and the transaction contemplated hereby are duly and validly authorized by all requisite corporate action on the part of Seller and this Agreement constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms.

(d)	There is no suit, action, claim, investigation or inquiry by any person or entity that is by or before any administrative agency or governmental body or court, and no legal, administrative or arbitration proceedings are pending or, to the best of Seller’s knowledge, threatened against Seller, in all cases that would have a material adverse effect on the use, ownership or operation of the Assets.

(e)	The transfer of the Assets from Seller to Buyer shall be free and clear of:

(i)	all liens, mortgages, security interests (if any) encumbering any of the Assets and securing any debt facilities maintained by Seller;

(ii)	all calls on production or dedications of production;

(iii)	all preferential rights in favor of a third party to acquire all or any portion of the Assets;

(iv)	all non-governmental consents to assign any portion of the Assets;

(v)	all taxes due with respect to the Assets attributable to any period prior to August 1, 2013 (it being understood and agreed to by the Parties that all taxes assessed against the Assets for the current year shall be apportioned between the Parties with Seller being responsible for the portion of such taxes accruing prior to August 1, 2013 and Buyer shall be responsible for such taxes accruing after August 1, 2013;

(vi)	all brokerage fees, finder’s fees, agent’s commissions or similar forms of compensation in connection with the transaction contemplated by this Agreement for which Buyer has any responsibility, liability or expense;

(vii)	all imbalances as of August 1, 2013, whether arising at the platform, wellhead, pipeline, gathering system, transportation system, processing plant or other location; and

(viii)	all third party funds held in suspense or escrow by Seller as of August 1, 2013 and attributable to production from the Assets.

(f)	There are no bonds, letters of credit, guarantees or other security pertaining to the Assets that have been posted by Seller and/or any of its affiliated entities or by a third party on its behalf with any governmental authority or any non-governmental third party, for which, upon Closing, Buyer must replace pursuant to applicable law or contractual obligation, or to which Buyer will be bound or to which the Assets will be subject, except as regards to any general or area-wide bonding posted with the BOEM, or any predecessor agency; provided it is understood that Buyer is not acquiring and have no right to any such bonding posted by Seller.

(g)	Except as disclosed on Exhibit “C”, the Assets are not subject to any contracts or agreements to be assumed by Buyer that would have a material effect on the ownership or operation of the Assets (“Material Contracts”). To the best of Seller’s knowledge, all of the Material Contracts are in full force and effect and Seller, in all material respects, is in compliance with all of the terms and provisions of the Material Contracts.

(h)	To Seller’s knowledge, all royalties, rentals and other similar payments attributable to the Assets have been timely and properly paid during Seller’s period of ownership of the Assets.

(i)	Seller represents and warrants that, to the best of its knowledge it has complied, in all material respects, with all laws, ordinances, rules, regulations and orders applicable to the Assets with respect to and during the period of its ownership of the Assets.

(j)	EXCEPT FOR THE EXPRESS REPRESENTATIONS OF SELLER IN THIS AGREEMENT, BUYER ACKNOWLEDGES THAT SELLER HAS NOT MADE, AND SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND BUYER HEREBY EXPRESSLY WAIVES AND AGREES THAT IT HAS NOT RELIED UPON, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO (a) PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, GAS BALANCING INFORMATION OR THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES OF HYDROCARBONS, IF ANY, ATTRIBUTABLE TO THE ASSETS, (b) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) NOW OR HERETOFORE FURNISHED TO BUYER BY OR ON BEHALF OF SELLER, AND (c) THE ENVIRONMENTAL CONDITION OF THE ASSETS. EXCEPT FOR THE EXPRESS REPRESENTATIONS OF SELLER IN THIS AGREEMENT, SELLER EXPRESSLY DISCLAIMS AND NEGATES, AND BUYER HEREBY WAIVES AND AGREES THAT IT HAS NOT RELIED UPON, AS TO THE ASSETS (i) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (ii) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (iii) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (iv) ANY RIGHTS OF BUYER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, (v) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM DEFECTS, WHETHER KNOWN OR UNKNOWN, (vi) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW, AND (vii) ANY IMPLIED OR EXPRESS WARRANTY REGARDING ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT, OR PROTECTION OF THE ENVIRONMENT OR HEALTH, IT BEING THE EXPRESS INTENTION OF BUYER AND SELLER THAT THE ASSETS SHALL BE CONVEYED TO BUYER, AND BUYER SHALL ACCEPT SAME, AS IS, WHERE IS, WITH ALL FAULTS AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR.

8.	Representations and Warranties of Buyer. Buyer represents and warrants to Seller that:

(a)	Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its formation, Buyer has full legal power, right and authority to carry on its business as same is now being conducted and has the full power and right to enter into this Agreement and perform the transaction contemplated hereby.

(b)	The consummation of the transaction contemplated by this Agreement will not violate, nor be in conflict with, any provision of Buyer’s operating agreement, any judgment, order, ruling or decree applicable to Buyer as a party in interest or any law, rule or regulation applicable to Buyer.

(c)	The execution, delivery and performance of this Agreement and the transaction contemplated hereby are duly and validly authorized by all requisite corporate action on the part of Buyer and this Agreement constitutes the legal, valid and binding obligation of Buyer enforceable in accordance with its terms.

(d)	There is no suit, action, claim, investigation or inquiry by any person or entity or by any administrative agency or governmental body and no legal, administrative or arbitration proceedings pending or, to the best of Buyer’s knowledge, threatened against Buyer that would have a material adverse effect on the use, ownership or operation of the Assets.

(e)	Prior to entering into this Agreement, Buyer was advised by and has relied solely on its own legal, tax and other professional counsel concerning this Agreement, the Assets and the value thereof. Buyer is acquiring the Assets for its own account and not for distribution or resale in any manner that would violate any state or federal securities law, rule, regulation or order. In making the decision to enter into this Agreement and consummate the transactions contemplated hereby, Buyer has relied solely on the basis of their own independent due diligence investigation of the Assets and upon the express representations and warranties made be Seller in this Agreement.

9.	Seller’s Retained Obligations and Indemnification. For a period of twenty-four (24) months from and after the Effective Date, Seller agrees to defend, protect, indemnify Buyer, its officers, directors, employees and agents, harmless from and against any and all losses, claims, demands, suits, expenses, including reasonable attorney’s fees, court costs and costs of investigation, causes of action, and any sanctions of any kind and character (including reasonable attorney’s fees, court costs and costs of investigation) (collectively, “Claims”), which may be made or asserted by Seller, Seller’s employees, agents, contractors and subcontractors and employees thereof, or by any third parties on account of contractual obligations, personal injury, death or property damage, including claims for pollution, environmental damage, and regulatory compliance, any fines or penalties assessed on account of such damage or causes of action alleging statutory liability, in all cases caused by, arising out of or in any way incidental to the ownership of, or operations conducted on, the Assets attributable to periods from March 1, 2013 to the Effective Date to the extent and only to the extent of Seller’s ownership interest in the Assets immediately preceding the Effective Date. To the extent any such Claims attributable to periods prior to the Effective Date are not asserted in writing on or prior to the expiration of such twenty-four (24) month period, Seller shall have no responsibility or liability for such Claims after such period.

Notwithstanding anything to the contrary set forth in this Agreement, Seller shall retain all responsibility and liability for and shall fully indemnify Buyer against any litigation asserted against Seller prior to the Effective Date with respect to the ownership or operation of the Assets and with respect to the payment of taxes and production proceeds attributable to the payment of royalties (including lessor’s and overriding royalties or similar burdens) burdening the federal offshore lease comprising the Assets, being OCS-0829, in all cases attributable to periods from March 1, 2013 to the Effective Date.

10.	Buyer’s Assumed Obligations and Indemnification. Subject to and except as provided for in Section 9 above and Section 11 below, upon Closing, Buyer shall assume full responsibility for all liabilities associated with the Assets as to Buyer’s interest acquired, as to the period before, on and after the Effective Date, including, without limitation, performance of Seller’s plugging and abandonment (including clearing and restoration of sites and related activities covered by the definition of “Plugging and Abandonment” in the ABOS attached as Exhibit “B”), decommissioning and salvage obligations and liabilities associated with the Assets (the “P&A Obligations”), and shall fully defend, protect, indemnify and hold Seller, its officers, directors, employees and agents, harmless from and against any and all Claims which may be made or asserted by Buyer, Buyer’s assigns, Buyer’s employees, agents, contractors and subcontractors and employees thereof, or by any third parties on account of the P&A Obligations, contractual obligations, personal injury, death or property damage, including claims for pollution, environmental damage, and regulatory compliance, any fines or penalties assessed on account of such damage and causes of action alleging statutory liability, caused by, arising out of, or in any way incidental to the ownership of or operations conducted on the Assets before, on or after the Effective Date.

11.	Closing Adjustments and Closing Payment.

(a)	Not later than three (3) days prior to the Closing Date, Seller shall prepare and deliver to Purchaser, based upon the best information available to Seller, a preliminary settlement statement estimating the Adjusted Purchase Price after giving effect to all adjustments listed in Section 2 together with associated supporting documentation (the “Preliminary Closing Statement”). To the extent available, actual numbers shall be used in preparing the Preliminary Closing Statement; however, if actual numbers are not available Seller shall use reasonable and good faith estimates, which estimates shall be adjusted to take into account actual numbers in connection with the Final Closing Statement. The estimate delivered in accordance with this Section 11 shall constitute the dollar amount to be paid by Purchaser to Seller at the Closing (the “Closing Payment”). Until one (1) day before the Closing Date, Purchaser shall have the opportunity to review and discuss the Preliminary Closing Statement with Seller; provided, however, if the Parties are unable to agree by that date, Seller’s estimate shall be used to determine the adjustments in order for Closing to occur, with final adjustments being set forth in the Final Closing Statement.

(b)

Within one-hundred twenty (120) days following the Closing Date, Seller shall prepare and deliver to Purchaser a statement (the “Final Closing Statement”) setting forth the final calculation of the agreed purchase price and showing the calculation of each adjustment, based, to the extent possible, on actual credits, charges, receipts and other items before and after August 1, 2013 and taking into account all adjustments provided for in this Agreement (the “Final Purchase Price”). At the request of Purchaser, Seller shall supply Purchaser with documentation to support any credit, charge, receipt or other item set forth in the Final Closing Statement in excess of $5,000.00. Seller shall afford Purchaser and its representatives the opportunity to review such statement and the supporting schedules, analyses, work papers, and other underlying records or documentation as are reasonably necessary and appropriate in Purchaser’s review of such statement. Each Party shall cooperate fully and promptly with the other and their respective representatives in such examination with respect to all reasonable requests related thereto. As soon as reasonably practicable but not later than the 31st day following receipt of Seller’s statement hereunder, Purchaser shall deliver to Seller a written report containing any changes that Purchaser proposes be made to such statement. Seller and Purchaser shall undertake to agree on the final statement of the Final Purchase Price no later than one hundred fifty (150) days after the Closing Date (the “Final Settlement Date”). Unless the Parties are unable to reach agreement on the Final Closing Statement on or before the Final Settlement Date, then on the Final Settlement Date, (x) Purchaser shall pay to Seller the amount by which the Final Purchase Price exceeds the Closing Payment or (y) Seller shall pay to Purchaser the amount by which the Closing Payment exceeds the Final Purchase Price, as applicable (in either case, the “Final Adjustment”).

In the event that Seller and Purchaser cannot reach agreement by the Final Settlement Date, either Party may refer the remaining matters in dispute to Deloitte & Touche, LLC, or such other nationally-recognized independent accounting firm as may be mutually accepted by Purchaser and Seller, for review and final determination (the “Agreed Accounting Firm”). If issues are submitted to the Agreed Accounting Firm for resolution, Seller and Purchaser shall each enter into a customary engagement letter with the Agreed Accounting Firm at the time the issues remaining in dispute are submitted to the Agreed Accounting Firm. The Agreed Accounting Firm will be directed to (i) review the statement setting forth Seller’s calculation of the Final Purchase Price and the records relating thereto only with respect to items identified by Purchaser in its written report containing changes to such statement that remain disputed immediately following the Final Settlement Date and (ii) determine the final adjustments. Each Party shall furnish the Agreed Accounting Firm such work papers and other records and information relating to the objections in dispute as the Agreed Accounting Firm may reasonably request and that are available to such Party or its Affiliates (and such Persons’ independent public accountants). The Parties will, and will, cause their representatives to, cooperate and assist in the conduct of any review by the Agreed Accounting Firm, including, but not limited to, making available books, records and, as available, personnel as reasonably required. The Agreed Accounting Firm shall conduct the arbitration proceedings in Houston, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section 11. The Agreed Accounting Firm’s determination shall be made within thirty (30) days after submission of the matters in dispute and shall be final and binding on both Parties, without right of appeal and such decision shall constitute an arbitral award upon which a judgment may be entered by a court having jurisdiction thereof. In determining the proper amount of any adjustment to the Final Purchase Price, the Agreed Accounting Firm shall not increase the Final Purchase Price more than the increase proposed by Seller nor decrease the Final Purchase Price more than the decrease proposed by Purchaser, as applicable, and may not award damages or penalties to either Party with respect to any matter. Seller and Purchaser shall each bear its own legal fees and other costs of presenting its case. Each Party shall bear one-half of the costs and expenses of the accounting firm. Within ten (10) Business Days after the date on which the Parties or the Agreed Accounting Firm, as applicable, finally determines the disputed matters, (x) Purchaser shall pay to Seller the amount by which the Final Purchase Price exceeds the Closing Payment or (y) Seller shall pay to Purchaser the amount by which the Closing Payment exceeds the Final Purchase Price, as applicable.

(c)	All payments made or to be made hereunder to Seller shall be by electronic transfer of immediately available funds to the account of Seller as may be specified by Seller in writing. All payments made or to be made hereunder to Purchaser shall be by electronic transfer of immediately available funds to a bank and account specified by Purchaser in writing to Seller.

(d)	The Parties acknowledge that it is not the intent of this Agreement that either Party be deprived of material amounts of revenue or be burdened by material amounts of expense until the final adjustment pursuant to Section 11 (b). If at any time after Closing either Party believes it is owed material revenues or material expense reimbursement, which revenues and expense reimbursement owed shall be netted against revenues and expenses due the other Party, it may request payment from the other Party, not more frequently than monthly, and such Party shall make payment of any undisputed amounts within a commercially reasonable period of time not exceeding five (5) days.

(e)	To the extent that Seller receives any proceeds or revenues of any kind attributable to the Assets with respect to periods on and after August 1, 2013, Seller shall promptly remit all such proceeds and revenues to Buyer within five (5) business days of receipt. In like fashion, to the extent that Buyer receives any proceeds or revenues of any kind attributable to the Assets with respect to periods prior to August 1, 2013, Buyer shall promptly remit all such proceeds and revenues to Seller within five (5) business days of receipt.

12.	Filing Expenses. Buyer, at its expense, shall be solely responsible for the filing of the ABOS in the records of Terrebonne Parish, Louisiana and the filing of the BOEM Form 150 with the BOEM, in order to obtain approval thereof, together with any other governmental filings that may be required to reflect, of record, Buyer’s ownership (and, if applicable, the operation) of the Assets. Buyer shall furnish Seller with a copy of all such filings reflecting recordation and/or governmental approval information.

13.	Compliance with Laws. Buyer shall comply with all applicable laws, ordinances, rules, regulations and orders and shall promptly obtain all permits and approvals, if any, required by governmental authorities in connection with Buyer’s purchase (and if applicable, operation) of the Assets.

14.	Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas, without reference to the conflicts of laws or principles applied by the courts of the State of Texas.

15.	Closing. The closing contemplated by this Agreement (“Closing”) shall take place at the offices of Renaissance at the address specified above, on or before 5:00 p.m. on July 31, 2013, unless an earlier or later time and date is mutually agreed to in writing by the Parties (“Closing Date”).

16.	Closing Activities. At Closing:

(a)	Seller and Buyer shall execute multiple originals of the ABOS, BOEM Form 150, letters-in-lieu and such other forms and documents as may be necessary in order to convey the Assets from Seller to Buyer, as contemplated by this Agreement;

(b)	Buyer shall deliver to Seller the Purchase Price, in immediately available funds, by electronic funds transfer to the following account:

Account Name:	Black Elk Energy Offshore Operations, LLC
Bank Name/Location:	Capital One, N.A.
Bank Routing/ABA No.:	111901014
Account Number:	3620702349

(c)	Seller shall arrange to deliver to Renaissance all of its files, contracts and documents directly pertaining to the Assets immediately after Closing.

17.	Miscellaneous. Seller and Buyer agree as follows:

(a)	This Agreement shall be binding upon the Parties and upon their respective successors and assigns;

(b)	From and after the Closing, each of the Parties, without further consideration, shall use commercially reasonable efforts to execute, deliver, submit, gain approvals of, and record (or cause to be executed, delivered, submitted and recorded) good and sufficient permits, designations, other regulatory documents and instruments of transfer (as applicable) and take such other action as may be reasonably required to carry out the purposes of this Agreement and to give effect to the provisions of this Agreement;

(c)	This Agreement shall replace and supersede all prior writings between the Parties with respect to the matters contemplated by this Agreement.

18.	Notices. All notices required or permitted by this Agreement shall be in writing and shall be delivered in person, by mail, courier service, facsimile transmission, or electronic transmission, addressed to the representative of the Party listed below:

If to Seller:

Black Elk Energy Offshore Operations, LLC

11451 Katy Freeway, Suite 500

Houston, Texas 77079

Facsimile:        281-598-8601

E-Mail: jmatthews@blackelkenergy.com

Attn: J.D. Matthews

If to Buyer:

Renaissance Offshore, LLC

920 Memorial City Way, Suite 800

Houston, Texas 77024

Facsimile:        832-333-7701

E-Mail: mkoenig@renaissanceoffshore.com

Attn: Mike Koenig

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and year first above written.

SELLER:

Black Elk Energy Offshore Operations, LLC

By:	/s/ J.D. Matthews
J.D. Matthews
Vice President - Land

BUYER:

Renaissance Offshore, LLC

By:	/s/ Jeffrey R. Soine
Jeffrey R. Soine
Chief Executive Officer

Exhibit “A”

Attached to and made a part of that certain Purchase and Sale Agreement effective July 31, 2013 between

Black Elk Energy Offshore Operations, LLC and Renaissance Offshore, LLC

Description of Assets

LEASE

Lease Number	Lease Block	Effective Date	Interests to be sold	Lease Description

OCS-0829	SS 219	May 1, 1960	25.00 % Record Title	All of Block 219, Ship Shoal Area, as shown on official leasing map La. No. 5, Outer Continental Leasing Map (Louisiana offshore operations)

Description of Assets -

Wells

WELLS

Field Name	Well Name	OCS Lease No.	Interest being sold			Current Operator	API #
			Working Interest	Net Revenue (Gas)	New Revenue (Oil)

SS 219	SS 219 A001/A001D	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	1771120 06400

SS 219	SS 219 A002/A002D	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	1771120 18300

SS 219	SS 219 A003/A003D	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	1771120 07202

SS 219	SS 219 A004ST	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	1771120 12901

SS 219	SS 219 A005/A005D	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	1771120 18400

SS 219	SS 219 A006/A006C/A006D	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	1771120 07400

SS 219	SS 219 A007/A007C/A007D	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	1771120 12800

SS 219	SS 219 A009	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 01600

SS 219	SS 219 A0014	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 88600

SS 219	SS 219 A0016	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171141 14101

SS 219	SS 219 A0017/A017D	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171141 20600

SS 219	SS 219 B001	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 03700

SS 219	SS 219 B003	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 06600

SS 219	SS 219 B004	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 06200

SS 219	SS 219 B005	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 04600

SS 219	SS 219 B007	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 06800

SS 219	SS 219 B008ST2*	OCS-0829	0.500000000 BPO	0.3766666 BPO	0.3766666 BPO	Renaissance	171140 10200

SS 219	SS 219 B009ST2*	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 10700

SS 219	SS 219 B010	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 11400

SS 219	SS 219 B011/B011D	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 12700

SS 219	SS 219 B016	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 19600

SS 219	SS 219 B017	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 20300

SS 219	SS 219B018	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 20400

SS 219	SS 219 B019/B019A	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 20500

SS 219	SS 219 B020	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 20600

SS 219	SS 219 B021	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 14801

SS 219	SS 219 B022/B22D	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 23400

SS 219	SS 219 B024	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 23802

SS 219	SS 219 B025ST1*	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 75400

SS 219	SS 219 B026AT2*	OCS-0829	0.50000000	0.3766666	0.3766666	Renaissance	171140 86302

*	Seller only has liability for plugging and abandonment of these Wells.
**	Black Elk’s entitlement to the undivided 50% before payout interest in the SS 219 B26 ST2 Well contractually acquired from the Fairways Offshore Exploration, Inc. as a result of non-consent operations on the SS 219 B26 ST2 Well pursuant to that certain Offshore Operating Agreement dated as of July 1, 2007 between Maritech Resources. Inc. and Fairways covering Ship Shoal Block 219, and all production and non-consent penalty attributable to Fairways’ 50% non-consent working interest. Subsequently, Black Elk and Renaissance jointly acquired all of the interest of Fairways in Ship Shoal 219, and pursuant to that certain Letter Agreement/Area of Mutual Interest dated March 1, 2013 between Black Elk and Renaissance, Black Elk currently owns an undivided 50% interest both before and after payout in the SS 219 B26 ST2 Well.

Description of Assets - Facilities

PLATFORMS

Field Name	Platform/Pipeline Name	OCS Lease No.	Interest being sold			Current Operator	Complex ID #
			Working Interest	Net Revenue (Gas)	New Revenue (Oil)

SS 219	SS 219 B PLATFORM	OCS-0829	0.2500000	0	0	Renaissance	20604

SS 219	SS 219 A-QRT PLATFORM	OCS-0829	0.2500000	0	0	Renaissance	20622

SS 219	SS 219 A-PRD PLATFORM	OCS-0829	0.2500000	0	0	Renaissance	20622

SS 219	SS 219 A-CMP PLATFORM	OCS-0829	0.2500000	0	0	Renaissance	20622

Seller has no liability for plugging and abandonment, site clearance or restoration of the Platforms identified above.

PIPELINES

PIPELINE RIGHT-OF-WAY

Area/ Block	Segment/ ROW Number	Interest being sold	OCS ROW (Holder)	Originating	Terminating	Size”	Length’	Status	Current Operator

SS 219	6 G13496	.25	Renaissance	SS 219 A	SS 208 F	8 5/8	65,848	ACT	Renaissance

PIPELINES

Area/ Block	Segment/ ROW Number	Interest being sold	OCS ROW (Holder)	Originating	Terminating	Size”	Length’	Status	Current Operator

SS 219	12.25		Renaissance	SS 219	SS 219	6 5/8	5,669	ACT	Renaissance

SS 219	19.25		Renaissance	SS 219	SS 219	6 5/8	5,669	ACT	Renaissance

Seller has no liability for plugging and abandonment, site clearance or restoration of the Pipelines/Pipeline Rights of Way identified above.

Exhibit “B”

Attached to and made a part of that certain Purchase and Sale Agreement effective July 31, 2013 between

Black Elk Energy Offshore Operations, LLC and Renaissance Offshore, LLC

Assignment and Bill of Sale

This ASSIGNMENT AND BILL OF SALE (this “Assignment”) dated and effective as of 7:00 a.m. Central Time on July 31, 2013 (“Effective Date”), from Black Elk Energy Offshore Operations, LLC, a Texas limited liability company, with an office at 11451 Katy Freeway, Suite 500, Houston, Texas 77079 (“Assignor”) to Renaissance Offshore, LLC (“Renaissance”), a Delaware limited liability company, with an office at 920 Memorial City Way, Suite 800, Houston, Texas 77024 (“Assignee”). Assignor and Assignee are sometimes referred to individually as a “Party” and collectively as the “Parties.”

FOR the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby GRANTS, CONVEYS and ASSIGNS to Assignee, the Assets. For the purposes of this Assignment, “Assets” means all of Assignor’s right, title, interest and estate (real, personal, mixed, contractual or otherwise) in, to and under or derived from the following:

(a) all Record Title Interest, Operating Rights and working interests in and to the oil and gas lease (including, without limitation, contractual interests, non-consent interests, royalty interests, overriding royalty interests, net profits interest and any other interest in or affecting same whether described or not) described in Exhibit A-1 (the “Lease”);

(b) any and all oil and gas wells, salt water disposal wells, injection wells and other wells and wellbores located on, and all working interests and net revenue interests therein, whether abandoned, not abandoned, plugged or unplugged, located on the Lease or the lands covered thereby or lands pooled or unitized therewith, including but not limited to those listed on Exhibit A-2 (the “Wells”);

(c) all structures, facilities, foundations, wellheads, tanks, pumps, compressors, separators, heater treaters, valves, fittings, equipment, machinery, fixtures, flowlines, pipelines, platforms, manifolds, buoys, caissons, tubular goods, materials, tools, supplies, improvements, and any other real, personal, immovable and mixed property located on, or used or held for use in the operation of, the production, treatment, non-regulated transportation, gathering, marketing, sale, processing, handling or disposal of hydrocarbons, water, and associated substances produced or drained from or attributable to the Lease or Wells, including as listed on Exhibit A-3 (the “Facilities”);

(d) all natural gas, casinghead gas, drip gasoline, natural gasoline, natural gas liquids, condensate, products, crude oil and other hydrocarbons, whether gaseous or liquid, produced or drained from or allocable to the Lease or Wells on and after August 1, 2013 (the “Hydrocarbons”);

(e) to the extent transferable, all contracts, permits, rights-of-way, easements, licenses, seismic reprocessing and work products, and authorizations as well as any applications for same, servitudes, transportation agreements, pooling agreements, operating agreements, gas balancing agreements, participation and processing agreements, confidentiality agreements, side letter agreements and any other agreement, document or instrument listed on Exhibit A-4, INSOFAR AND ONLY INSOFAR as they benefit, burden, or are appurtenant to or directly relate to the Lease(s), Wells, Hydrocarbons, or Facilities or the contractual and wellbore rights thereon or therein or the ownership or operation thereof, or the production, treatment, non-regulated transportation, gathering, marketing, sale, processing, handling disposal, storage or transportation of hydrocarbons, water, or substances associated therewith, but in each case only to the extent applicable to the remaining Assets and not other properties of Assignor not included in the Assets (the “Assumed Contracts”);

(f) copies, or originals if in Assignor’s possession, of all lease files, land files, well files, oil and gas sales contract files, gas processing files, division order files, abstracts, title opinions, environmental surveys, inspections, assessments, and reports, logs, maps, engineering data and reports, interpretive data, technical evaluations and technical outputs, reserve studies and evaluations, and other books, records, data, files and accounting records, in each case to the extent related to the Assets, or to the extent used or held for use in the maintenance or operation thereof, but excluding (i) any books, records, data, files, maps, evaluations, outputs, and accounting records to the extent disclosure or transfer would result in a violation of applicable law or is restricted by any transfer requirement that is not satisfied in advance of such disclosure or transfer, (ii) computer or communications, software or intellectual property (including tapes, codes, data and program documentation and all tangible manifestations and technical information relating thereto), (iii) attorney-client privileged communications and work product of Assignor’s or any of its affiliated entities’ legal counsel (other than title opinions), (iv) any files, records and correspondence relating to the negotiation, preparation or consummation of the transactions contemplated by this Assignment or the PSA, and (v) any such files or data already in the possession of Assignees; (subject to such exclusions, the “Records”); and

(g) all production imbalances, if any, attributable to the Assets, as of August 1, 2013.

As used herein: “Record Title Interest” means a lessee’s interest in a lease which includes the obligation to pay rent, and the rights to assign and relinquish the lease; and “Operating Rights” means the interest created out of a lease authorizing the holder of that right to enter upon the lease lands to conduct drilling and related operations, including the production of oil or gas from such lands in accordance with the terms of the lease, but does not include record title interests to such leases.

This Assignment is made, executed, and delivered without covenant or warranty of title, either express, implied or statutory, even as to a return of the purchase price, except that Assignor warrants title to the Leases and Wells unto Assignee, its successors and assigns, from and against all transfers, conveyances, assignments, liens or encumbrances affecting the Assets arising by, through or under Assignor’s own acts, and with full substitution and subrogation in and to all rights and actions of warranty of title which Assignor has or may have against all preceding owners and vendors, except to the extent any such warranty is not transferrable or is subject to a transfer fee or similar payment (unless Assignee assumes responsibility for such transfer fee or similar payment) (“Special Warranty of Title”).

ASSIGNOR HEREBY DISCLAIMS ANY, AND ASSIGNEE HEREBY ACKNOWLEDGES AND AGREES THAT IT HAS NOT RELIED UPON ANY, EXPRESS, STATUTORY OR IMPLIED WARRANTY OR REPRESENTATION OF ANY KIND, INCLUDING WARRANTIES RELATING TO (i) TILE CONDITION OR MERCHANTABILITY OF THE ASSETS; (ii) THE FITNESS OF THE ASSETS FOR A PARTICULAR PURPOSE; (iii) (EXCEPT FOR THE SPECIAL WARRANTY OF TITLE) TITLE TO ANY OF THE ASSETS; (iv) THE CONTENTS, CHARACTER OR NATURE OF ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY ENGINEERING, GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE ASSETS; (v) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS; (vi) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY ASSIGNOR OR THIRD PARTIES WITH RESPECT TO THE ASSETS; AND (vii) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE TO ASSIGNEE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS ASSIGNMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO. EXCEPT AS EXPRESSLY SET FORTH IN THIS ASSIGNMENT, ASSIGNOR FURTHER DISCLAIMS, AND ASSIGNEE AGREES AND ACKNOWLEDGES THAT IT HAS NOT RELIED UPON, ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF THE CONDITION OF THE FACILITIES, OF FREEDOM FROM LATENT VICES OR DEFECTS OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY ASSETS OR RIGHTS OF A PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE. ASSIGNEE ACCEPTS THE ASSETS “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS” AND IN ITS PRESENT CONDITION AND STATE OF REPAIR. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ASSIGNOR MAKES NO, AND ASSIGNEE ACKNOWLEDGES AND AGREES THAT IT HAS NOT RELIED UPON ANY, EXCEPT FOR THE SPECIAL WARRANTY OF TITLE, REPRESENTATION OR WARRANTY AS TO (i) THE VALUE, QUALITY, QUANTITY, VOLUME OR DELIVERABILITY OF ANY OIL, GAS OR OTHER MINERALS OR RESERVES (IF ANY) IN, UNDER OR ATTRIBUTABLE TO THE ASSETS (INCLUDING WITHOUT LIMITATION PRODUCTION RATES, DECLINE RATES AND RECOMPLETION OR DRILLING OPPORTUNITIES), (ii) GAS BALANCING OR PAYOUT ACCOUNT INFORMATION, ALLOWABLES, OR OTHER REGULATORY MATTERS, (iii) THE PHYSICAL, OPERATING OR REGULATORY COMPLIANCE OF THE ASSETS, (iv) ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT OR ANY OTHER ENVIRONMENTAL CONDITION OF THE PROPERTY, (v) PROJECTIONS AS TO EVENTS THAT COULD OR COULD NOT OCCUR, OR (vi) THE GEOLOGICAL OR ENGINEERING CONDITION OF THE ASSETS OR ANY VALUE THEREOF. ASSIGNEE ACKNOWLEDGES THAT THIS WAIVER IS CONSPICUOUS.

Assignee acknowledges that the Assets have been used for oil and gas exploration, drilling, producing, treating and transportation operations, related oil field operation and possibly the storage and disposal of waste materials incidental to, or occurring in connection with, such operations and that physical changes in the land and/or water bottoms may have occurred as a result of such uses. Assignee further acknowledges that there is a possibility that there are currently unknown, abandoned wells, plugged wells, pipelines and other equipment on or underneath the property subject to the Assets. Additionally, Assignee acknowledges that the Assets may contain asbestos, hazardous substances, or Naturally Occurring Radioactive Material (“NORM”). NORM may affix or attach itself to the inside of wells, materials, and equipment as scale or in other forms; wells, materials and equipment located on the Lease or included in the Assets may contain NORM; and NORM containing material may have been buried or otherwise disposed on the Lease or Assets. Assignee acknowledges that special procedures may be required for remediating, removing, transporting and disposing of asbestos, NORM, hazardous substances and other materials from the Assets.

With respect to the physical condition of the Assets, Assignee shall rely on its own investigation and due diligence of the physical condition of the Assets, including environmental conditions, and Assignee accepts the Assets inclusive of any Adverse Environmental Condition presently existing, whether known or unknown. Assignee has accepted this Assignment solely on the basis of its own investigation and agrees it is acquiring the Assets on an “AS IS-WHERE IS” basis, without any representation or warranty, except the special warranty of title contained in this Assignment.

TO HAVE AND TO HOLD the Assets and to the following terms and conditions:

1.	Agreements. This Assignment is made subject to and is burdened by the terms, covenants and conditions contained in the Assumed Contracts; and on and after the Effective Date, Assignee agrees to be bound by, assume the obligations thereafter arising under, and perform all of the terms, covenants and conditions contained therein.

This Assignment is expressly made subject to the terms and provisions of that certain Purchase and Sale Agreement, dated as of the 31st day of July, 2013, executed by Assignor, as Seller, and Assignee, as Buyer (the “PSA”), which shall survive the delivery of this Assignment in accordance with its terms. In the event of a conflict or inconsistency between the terms and provisions of this Assignment and those set forth in the PSA, the terms and provisions set forth in the PSA shall control.

2.	Compliance with Laws. This Assignment is made subject to all applicable laws, statutes, ordinances, permits, decrees, orders, judgments, rules and regulations that are promulgated, issued or enacted by a governmental entity having jurisdiction, and Assignees agree to comply with the same on and after the Effective Date.

3.	Successors and Assigns. The terms, covenants and conditions contained in this Assignment are binding upon and inure to the benefit of the Parties and their respective successors and assigns, and such terms, covenants and conditions are covenants running with the land and with each subsequent transfer or assignment of the Assets or any part thereof.

4.

Redhibition Waiver. ASSIGNEE: (i) WAIVES ALL RIGHTS IN REDHIBITION PURSUANT TO LOUISIANA CIVIL CODE ARTICLE 2475 AND ARTICLES 2520 THROUGH 2548; (ii) ACKNOWLEDGES THAT THIS EXPRESS WAIVER SHALL BE CONSIDERED A MATERIAL AND INTEGRAL PART OF THIS SALE AND THE CONSIDERATION THEREOF; AND (iii) ACKNOWLEDGES THAT THIS WAIVER HAS

BEEN BROUGHT TO THE ATTENTION OF ASSIGNEE, HAS BEEN EXPLAINED IN DETAIL AND THAT ASSIGNEE HAS VOLUNTARILY AND KNOWINGLY CONSENTED TO THIS WAIVER OF WARRANTY OF FITNESS AND WARRANTY AGAINST REDHIBITORY VICES AND DEFECTS FOR THE ASSETS.

5.	UTPCPL Waiver. TO THE EXTENT APPLICABLE TO THE ASSETS OR ANY PORTION THEREOF, ASSIGNEE HEREBY WAIVES THE PROVISIONS OF THE LOUISIANA UNFAIR TRADE PRACTICES AND CONSUMER PROTECTION LAW (LA. R.S. 51:1402, ET SEQ.). ASSIGNEE WARRANTS AND REPRESENTS THAT IT: (i) IS EXPERIENCED AND KNOWLEDGEABLE WITH RESPECT TO THE OIL AND GAS INDUSTRY GENERALLY AND WITH TRANSACTIONS OF THIS TYPE SPECIFICALLY; (ii) POSSESSES AMPLE KNOWLEDGE, EXPERIENCE AND EXPERTISE TO EVALUATE INDEPENDENTLY THE MERITS AND RISKS OF THE TRANSACTIONS HEREIN CONTEMPLATED; AND (iii) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION.

6.	Separate Assignments Required by Government Entities. Some of the Assets conveyed by this Assignment may require approval to transfer by a government entity, and as such may require separate assignment instruments made on officially approved forms, or forms acceptable to such government entity, in sufficient multiple originals to satisfy applicable statutory and regulatory requirements. The interests conveyed by such separate assignments are the same, and not in addition to, the interests conveyed in this Assignment.

7.	ASSUMPTION OF OBLIGATIONS AND INDEMNIFICATION. Unless otherwise expressly provided in this Assignment, each capitalized term used herein shall have the meaning given to it as follows:

“Affiliate” means, with respect to any individual or entity, any other individual or entity that directly or indirectly controls, is controlled by or is under common control with such individual or entity, with “control” in such context meaning the ability to direct the management or policies of an individual or entity through ownership of voting shares or other securities, pursuant to a written agreement, or otherwise.

“Adverse Environmental Condition” means any condition of or affecting the Assets (or the ownership or operation of the Assets, including the absence or violation of a required permit) that requires restoration, remediation, notice, corrective action or resolution under applicable Environmental Laws.

“Assumed Obligations” has the meaning given thereto in Section 7(b) hereinbelow.

“Assignee Indemnified Parties” means Assignee and its Affiliates and each of their respective officers, directors, members, managers, employees, agents, representatives, insurers, contractors (of any tier), successors and permitted assigns.

“Assignor Indemnified Parties” means Assignor and its Affiliates and each of their respective officers, directors, members, managers, employees, agents, representatives, insurers, contractors (of any tier), successors and permitted assigns.

“Business Day” means any day, other than Saturday or Sunday, on which commercial banks are open for commercial business with the public in Houston, Texas.

“Environment” means navigable waters, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures, and wildlife, aquatic species and vegetation.

“Environmental Laws” means all laws, statutes, ordinances, rules and regulations of any governmental authority pertaining to pollution, contamination from hazardous substances, or the protection of the environment, wildlife or natural resources in effect as of the Effective Date and as interpreted by court decisions or administrative orders as of the Effective Date in the jurisdiction in which such Asset is located. Environmental Laws do not include good or desirable operating practices or standards that may be employed or adopted by other oil or gas well operators or merely recommended, but not required, by a governmental authority.

“Environmental Losses” means any claim, demand, or cause of action asserted by any governmental or regulatory body or any person for, or any loss or liability to the extent it is caused by or arises from (i) Plugging and Abandonment, (ii) property damage or damage to the Environment resulting from the transport, discharge, or release of any chemical, Hydrocarbon, material or emission into one or more of the environmental media, or (iii) any liabilities, fines, penalties, remediation costs and other costs and expenses incurred or imposed as a result of a violation of Environmental Laws or an obligation of remediation under Environmental Laws.

“Losses” means all losses, damages, claims, demands, suits, causes of action, including Environmental Losses and Non-Environmental Losses, but specifically excluding losses, damages, claims, demands, suits, causes of action arising from personal injury (including sickness, disease or death), and other costs, expenses, charges, liabilities, fines, penalties and sanctions of every kind and character, including reasonable attorney’s fees, court costs and costs of investigation.

“Non-Environmental Losses” means all Losses, except for Environmental Losses.

“Plugging and Abandonment” means any and all costs, expenses and obligations associated with plugging and abandonment of all wells, decommissioning of all facilities, and clearing and restoration of all sites, in each case included in, or associated with, the Assets, in accordance with and in compliance with the terms and provisions of the Lease, all applicable Assumed Contracts and all laws, rules and regulations of all governmental authorities having jurisdiction, regardless of the fact that plugging and abandonment, decommissioning, site clearance or restoration operations are not completed or that additional costs and expenses are required to complete any such operations. In addition, Plugging and Abandonment shall include any and all costs, expenses and obligations arising out of Environmental Laws (including, without limitation, any compliance or non-compliance therewith, any Adverse Environmental Conditions, and the disposal, release, discharge or emission of Hydrocarbons, hazardous substances, hazardous wastes, hazardous materials, solid wastes, or pollutants into the Environment), known or unknown, with respect to the Assets, regardless of whether such obligations or liabilities arose prior to, on, or after the Effective Date. Purchaser expressly agrees to assume the risk that the Assets may contain waste materials, including, without limitation, NORM, Hydrocarbons, hazardous substances, hazardous wastes, hazardous materials, solid wastes, or other pollutants.

“Retained Obligations” has the meaning given thereto in the following Section 7(a).

(a) Assignor’s Retained Obligations and Indemnification. For a period of twenty-four (24) months from and after the Effective Date of this Assignment, Assignor agrees to defend, protect, indemnify Assignee, its officers, directors, employees and agents, harmless from and against any and all losses, claims, demands, suits, expenses, including reasonable attorney’s fees, court costs and costs of investigation, causes of action, and any sanctions of any kind and character (including reasonable attorney’s fees, court costs and costs of investigation) (collectively, “Claims”), which may be made or asserted by Assignor, Assignor’s employees, agents, contractors and subcontractors and employees thereof, or by any third parties on account of contractual obligations, personal injury, death or property damage, including Losses, any fines or penalties assessed on account of such Claims or Losses, or causes of action alleging statutory liability, in all cases caused by, arising out of or in any incidental to the ownership of, or operations conducted on, the Assets attributable to the period from March 1, 2013 to the Effective Date to the extent of Seller’s ownership interest in the Assets immediately preceding the Effective Date. To the extent any such Claims or Losses attributable to periods prior to the Effective Date are not asserted in writing on or prior to the expiration of such twenty-four (24) month period, Assignor shall have no responsibility or liability for such Claims or Losses after such period. Notwithstanding anything to the contrary set forth in this Assignment, Assignor shall retain all responsibility and liability for and shall fully indemnify Assignee against any litigation asserted against Assignor prior to the Effective Date with respect to the ownership or operation of the Assets and with respect to the payment of taxes and production proceeds attributable to the payment of royalties (including lessor’s royalties and overriding royalties or similar burdens) burdening the federal offshore lease comprising the Assets, being OCS-0829, attributable to the period from March 1, 2013 to the Effective Date. The obligations retained by Assignor pursuant to the above provisions are referred to hereafter collectively as the “Retained Obligations”).

(b) Assignee’s Assumed Obligations and Indemnification. Subject to and except as provided for in Section 7(a) above, upon the date of this Assignment, Assignee shall assume full responsibility for its proportionate share of all liabilities, Claims and Losses associated with the Assets, as to the period before, on and after the Effective Date, including, without limitation, performance of Assignor’s Plugging and Abandonment, decommissioning and salvage obligations and liabilities associated with the Assets (the “P&A Obligations”), and shall fully defend, protect, indemnify and hold Assignor, its officers, directors, employees and agents, harmless from and against any and all Claims or Losses which may be made or asserted by Assignee, such Assignee’s assigns, such Assignee’s employees, agents, contractors and subcontractors and employees thereof, or by any third parties on account of the P&A Obligations, contractual obligations, personal injury, death or property damage, including claims for pollution, environmental damage, and regulatory compliance, any fines or penalties assessed on account of such damage and causes of action alleging statutory liability, caused by, arising out of, or in any way incidental to the ownership of or operations conducted on the Assets before, on or after the Effective Date (collectively, the “Assumed Obligations”).

(c) Without limiting the generality of the foregoing:

(i) THE ASSUMED OBLIGATIONS SHALL INCLUDE, AND ASSIGNEE, FROM AND AFTER THE DATE OF THIS AGREEMENT ACCEPTS SOLE RESPONSIBILITY FOR AND AGREES TO PAY ITS PROPORTIONATE SHARE OF ALL COSTS AND EXPENSES ASSOCIATED WITH THE P&A OBLIGATIONS.

(ii) THE ASSUMED OBLIGATIONS SHALL INCLUDE, AND ASSIGNEE ACCEPTS SOLE RESPONSIBILITY FOR AND AGREES TO PAY ITS SHARE OF ANY AND ALL COSTS AND EXPENSES ARISING OUT OF ENVIRONMENTAL LAWS (INCLUDING, WITHOUT LIMITATION, ANY COMPLIANCE OR NON-COMPLIANCE THEREWITH, ANY ADVERSE ENVIRONMENTAL CONDITIONS, AND THE DISPOSAL, RELEASE, DISCHARGE OR EMISSION OF HYDROCARBONS, HAZARDOUS SUBSTANCES, HAZARDOUS WASTES, HAZARDOUS MATERIALS, SOLID WASTES, OR POLLUTANTS INTO THE ENVIRONMENT), KNOWN OR UNKNOWN, WITH RESPECT TO THE ASSETS, REGARDLESS OF WHETHER SUCH OBLIGATIONS OR LIABILITIES AROSE PRIOR TO, ON, OR AFTER THE EFFECTIVE DATE. ASSIGNEE EXPRESSLY AGREES TO ASSUME THE RISK THAT THE ASSETS MAY CONTAIN WASTE MATERIALS, INCLUDING, WITHOUT LIMITATION, NATURALLY OCCURRING RADIOACTIVE MATERIALS, HYDROCARBONS, HAZARDOUS SUBSTANCES, HAZARDOUS WASTES, HAZARDOUS MATERIALS, SOLID WASTES, OR OTHER POLLUTANTS.

(d) ENVIRONMENTAL INDEMNITY OBLIGATION.

SUBJECT TO THE LAST SENTENCE IN THIS SECTION 7(d), ASSIGNEE RELEASES ASSIGNOR INDEMNIFIED PARTIES FROM AND SHALL FULLY PROTECT, DEFEND, INDEMNIFY AND HOLD ASSIGNOR INDEMNIFIED PARTIES HARMLESS FROM AND AGAINST ANY AND ALL ENVIRONMENTAL LOSSES RELATING TO, ARISING OUT OF, OR CONNECTED WITH, DIRECTLY OR INDIRECTLY, THE OWNERSHIP OR OPERATION OF THE ASSETS, OR ANY PART THEREOF, OR THE CONDITION OF THE ASSETS, PRIOR TO, ON AND AFTER THE EFFECTIVE DATE, NO MATTER WHEN ASSERTED. THIS INDEMNITY OBLIGATION WILL APPLY REGARDLESS OF CAUSE OR OF ANY NEGLIGENT ACTS OR OMISSIONS OF ASSIGNOR INDEMNIFIED PARTIES (WHETHER SUCH NEGLIGENCE IS SOLE, JOINT OR CONCURRENT, OR ACTUAL OR COMPARATIVE, EXCEPT FOR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ASSIGNOR), AND ASSIGNEE HEREBY WAIVES ALL RIGHTS AND REMEDIES, INCLUDING RIGHTS OF CONTRIBUTION, OTHERWISE AVAILABLE TO ASSIGNEE UNDER ENVIRONMENTAL LAWS

THAT MAY BE ASSERTED AGAINST ASSIGNOR IN CONNECTION WITH ANY VIOLATION OF ENVIRONMENTAL LAW OR POLLUTION, CONTAMINATION OR RELEASE OF A HAZARDOUS SUBSTANCE.

8.	Enforcement. In the event either Party has to take action to force the other to comply with its obligations under this Assignment, including but not limited to the retention of attorneys and filing of judicial proceedings, then the non-prevailing Party shall be obligated to reimburse the other for the attorney’s fees and costs it incurs in such actions.

IN WITNESS WHEREOF, this Assignment is executed by the Parties in the presence of the undersigned competent witnesses, as of the date first above written, effective as of the Effective Date.

ASSIGNOR:
Black Elk Energy Offshore Operations, LLC
(GOM No. 3033)

/s/ Virginia L. Morrison	By:	/s/ J.D. Matthews
Print Name:		J.D. Matthews
Vice President - Land

/s/ Linda Sellers
Print Name:

ASSIGNEE:
Renaissance Offshore, LLC
(GOM No. 3209)

/s/ Virginia L. Morrison	By:	/s/ Jeffrey R. Soine
Print Name: Virginia L. Morrison		Jeffrey R. Soine
Chief Executive Officer

/s/ Elisabeth Fingerhut
Print Name: Elisabeth Fingerhut

STATE OF TEXAS	§

COUNTY OF HARRIS	§

On this 31st day of July, 2013, before me, the undersigned Notary Public in and for the State of Texas, personally appeared J.D. Matthews, to me personally known, who being by me duly sworn, did say that he is the Vice President - Land of Black Elk Energy Offshore Operations, LLC, a limited liability company in the State of Texas, and that the instrument was signed on behalf of the company by authority of its Board of Directors and that he acknowledged the instrument to be the free act and deed of the company.

/s/ Monica Esparza Garcia
Notary Public
In and for the State of Texas
My Commission Expires on:	July 1, 2017

STATE OF TEXAS

COUNTY OF HARRIS	§

On this 31st day of July 2013, before me, the undersigned Notary Public in and for the State of Texas, personally appeared Jeffery R. Soine, to me personally known, who being by me duly sworn, did say that he is the Chief Executive Officer of Renaissance Offshore, LLC, a Delaware limited liability company and that the instrument was signed on behalf of the company by authority of its Board of Directors and that he acknowledged the instrument to be the free act and deed of the company.

/s/ Monica Esparza Garcia
Notary Public
In and for the State of Texas
My Commission Expires on:

EXHIBIT A-1

Attached to and made a part of that certain Assignment and BM of Sale

Dated effective July 31, 2013 from Black Elk Energy Offshore Operations, LLC to

Renaissance Offshore, LLC

Description of Assets - Lease

LEASE

Lease Number	Lease Block	Effective Date	Interests to be sold	Lease Description

OCS-0829	SS 219	May 1, 1960	25.00 % Record Title	All of Block 219, Ship Shoal Area, as shown on official leasing map La. No. 5, Outer Continental Leasing Map (Louisiana offshore operations)

EXHIBIT A-2

Attached to and made a part of that certain Assignment and Bill of Sale

Dated effective July 31, 2013 from Black Elk Energy Offshore Operations, LLC to

Renaissance Offshore, LLC

Description of Assets -

Wells

WELLS

Field Name	Well Name	OCS Lease No.	Interest being sold			Current Operator	API #
			Working Interest	Net Revenue (Gas)	New Revenue (Oil)

SS 219	SS 219 A001/A001D	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	1771120 06400

SS 219	SS 219 A002/A002D	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	1771120 18300

SS 219	SS 219 A003/A003D	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	1771120 07202

SS 219	SS 219 A004ST	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	1771120 12901

SS 219	SS 219 A005/A005D	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	1771120 18400

SS 219	SS 219 A006/A006C/A006D	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	1771120 07400

SS 219	SS 219 A007/A007C/A007D	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	1771120 12800

SS 219	SS 219 A009	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 01600

SS 219	SS 219 A0014	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 88600

SS 219	SS 219 A0016	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171141 14101

SS 219	SS 219 A0017/A017D	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171141 20600

SS 219	SS 219 B001	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 03700

SS 219	SS 219 B003	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 06600

SS 219	SS 219 B004	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 06200

SS 219	SS 219 B005	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 04600

SS 219	SS 219 B007	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 06800

SS 219	SS 219 B008ST2*	OCS-0829	0.500000000 BPO	0.3766666 BPO	0.3766666 BPO	Renaissance	171140 10200

SS 219	SS 219 B009ST2*	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 10700

SS 219	SS 219 B010	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 11400

SS 219	SS 219 B011/B011D	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 12700

SS 219	SS 219 B016	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 19600

SS 219	SS 219 B017	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 20300

SS 219	SS 219B018	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 20400

SS 219	SS 219 B019/B019A	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 20500

SS 219	SS 219 B020	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 20600

SS 219	SS 219 B021	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 14801

SS 219	SS 219 B022/B22D	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 23400

SS 219	SS 219 B024	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 23802

SS 219	SS 219 B025ST1*	OCS-0829	0.25000000	0.1883333	0.1883333	Renaissance	171140 75400

SS 219	SS 219 B026AT2*	OCS-0829	0.50000000	0.3766666	0.3766666	Renaissance	171140 86302

*	Assignor only has liability for plugging and abandonment of these Wells.
**	Black Elk’s entitlement to the undivided 50% before payout interest in the SS 219 B26 ST2Wel1 contractually acquired from the Fairways Offshore Exploration, Inc. as a result of non-consent operations on the SS 219 B26 ST2 Well pursuant to that certain Offshore Operating Agreement dated as of July 1, 2007 between Maritech Resources, Inc. and Fairways covering Ship Shoal Block 219, and all production and non-consent penalty attributable to Fairways’ 50% non-consent working interest. Subsequently, Black Elk and Renaissance jointly acquired all of the interest of Fairways in Ship Shoal 219, and pursuant to that certain Letter Agreement/Area of Mutual Interest dated March 1, 2013 between Black Elk and Renaissance, Black Elk currently owns an undivided 50% interest both before and after payout in the SS 219 B26 ST2 Well.

EXHIBIT A-3

Attached to and made a part of that certain Assignment and BM of Sale

Dated effective July 31, 2013 from Black Elk Energy Offshore Operations, LLC to

Renaissance Offshore, LLC

Description of Assets - Facilities

PLATFORMS

Field Name	Platform/Pipeline Name	OCS Lease No.	Interest being sold			Current Operator	Complex ID #
			Working Interest	Net Revenue (Gas)	New Revenue (Oil)

SS 219	SS 219 B PLATFORM	OCS-0829	0.2500000	0	0	Renaissance	20604

SS 219	SS 219 A-ORT PLATFORM	OCS-0829	0.2500000	0	0	Renaissance	20622

SS 219	SS 219 A-PRD PLATFORM	OCS-0829	0.2500000	0	0	Renaissance	20622

SS 219	SS 219 A-CMP PLATFORM	OCS-0829	0.2500000	0	0	Renaissance	20622

Assignor has no liability for plugging and abandonment, site clearance or restoration of the Platforms identified above.

PIPELINES

PIPELINE RIGHT-OF-WAY

Area/ Block	Segment/ ROW Number	Interest being sold	OCS ROW (Holder)	Originating	Terminating	Size”	Length’	Status	Current Operator

SS 219	6 G13496	.25	Renaissance	SS 219 A	SS 208 F	8 5/8	65,848	ACT	Renaissance

PIPELINES

Area/ Block	Segment/ ROW Number	Interest being sold	OCS ROW (Holder)	Originating	Terminating	Size	Length	Status	Current Operator

SS 219	12.25		Renaissance	SS 219	SS 219	6 5/8	5,669	ACT	Renaissance

SS 219	19.25		Renaissance	SS 219	SS 219	6 5/8	5,669	ACT	Renaissance

Assignor has no liability for plugging and abandonment, site clearance or restoration of the Pipelines/Pipeline Rights of Way identified above

EXHIBIT A-4

Attached to and made a part of that certain Assignment and Bill of Sale

Dated effective July 31, 2013 from Black Elk Energy Offshore Operations, LLC to

Renaissance Offshore, LLC

Assumed Contracts

Lease Number	Lease Block	Agreement*	Effective/ Entered Into Date	Parties

OCS-0829	SS 219	ASSIGNMENT AND BILL OF SALE	06/30/2007	MARITECH RESOURCES, INC. AND FAIRWAYS OFFSHORE EXPLORATION, INC.

OCS-0829	SS 219	PURCHASE AND SALE AGREEMENT	06/30/2007	MARITECH RESOURCES, INC. AND FAIRWAYS OFFSHORE EXPLORATION, INC.

OCS-0829	SS 219	OFFSHORE OPERATING AGREEMENT	07/01/2007	MARITECH RESOURCES, INC. AND FAIRWAYS OFFSHORE EXPLORATION, INC.

OCS-0829	SS 219	ASSIGNMENT OF RECORD TITLE INTEREST	06/30/2007	MARITECH RESOURCES, INC. AND FAIRWAYS OFFSHORE EXPLORATION, INC.

OCS-0829	SS 219	PARTICIPATION AGREEMENT	02/08/2006	MARITECH RESOURCES, INC. AND FAIRWAYS OFFSHORE EXPLORATION, INC.

OCS-0829	SS 219	CRUDE OIL PURCHASE AGREEMENT	03/01/2012	SUNOCO PARTNERS MARKETING & TERMINALS L.P., AND FAIRWAYS OFFSHORE EXPLORATION, INC.

OCS-829	SS 219	PROCESSING RIGHTS AND PTR AGREEMENT (TEXON AGREEMENT NO. PR 10079)	01/01/2012	TEXON L.P., AND FAIRWAYS OFFSHORE EXPLORATION, INC.

OCS-829	SS 219	LETTER AGREEMENT/AREA OF MUTUAL INTEREST	03/01/2013	BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC AND RENAISSANCE OFFSHORE, LLC.

OCS-0829	SS 219	PURCHASE AND SALE AGREEMENT	03/01/2013	FAIRWAYS OFFSHORE EXPLORATION, INC. TO RENAISSANCE OFFSHORE, LLC AND BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

Lease Number	Lease Block	Agreement*	Effective/ Entered Into Date	Parties

OCS-0829	SS 219	ASSIGNMENT OF RECORD TITLE INTEREST	03/01/2013	FAIRWAYS OFFSHORE EXPLORATION, INC. TO RENAISSANCE OFFSHORE, LLC AND BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

OCS-0829	SS 219	CONTRACT FOR SALE OF NATURAL GAS	06/01/2011	UNITED ENERGY TRADING, LLC AND BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

*	Also including all amendments, supplements and ratifications to the above described contracts, whether or not identified above.

Exhibit “C”

Attached to and made a part of that certain Purchase and Sale Agreement effective July 31, 2013 between

Black Elk Energy Offshore Operations, LLC

Material Contracts

Lease Number	Lease Block	Agreement*	Effective/ Entered Into Date	Parties

OCS-0829	SS 219	ASSIGNMENT AND BILL OF SALE	06/30/2007	MARITECH RESOURCES, INC. AND FAIRWAYS OFFSHORE EXPLORATION, INC.

OCS-0829	SS 219	PURCHASE AND SALE AGREEMENT	06/30/2007	MARITECH RESOURCES, INC. AND FAIRWAYS OFFSHORE EXPLORATION, INC.

OCS-0829	SS 219	OFFSHORE OPERATING AGREEMENT	07/01/2007	MARITECH RESOURCES, INC. AND FAIRWAYS OFFSHORE EXPLORATION, INC.

OCS-0829	SS 219	ASSIGNMENT OF RECORD TITLE INTEREST	06/30/2007	MARITECH RESOURCES, INC. AND FAIRWAYS OFFSHORE EXPLORATION, INC.

OCS-0829	SS 219	PARTICIPATION AGREEMENT	02/08/2006	MARITECH RESOURCES, INC. AND FAIRWAYS OFFSHORE EXPLORATION, INC.

OCS-0829	SS 219	CRUDE OIL PURCHASE AGREEMENT	03/01/2012	SUNOCO PARTNERS MARKETING & TERMINALS L.P., AND FAIRWAYS OFFSHORE EXPLORATION, INC.

OCS-829	SS 219	PROCESSING RIGHTS AND PTR AGREEMENT (TEXON AGREEMENT NO. PR 10079)	01/01/2012	TEXON L.P., AND FAIRWAYS OFFSHORE EXPLORATION, INC.

OCS-829	SS 219	LETTER AGREEMENT/AREA OF MUTUAL INTEREST	03/01/2013	BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC AND RENAISSANCE OFFSHORE, LLC.

OCS-0829	SS 219	PURCHASE AND SALE AGREEMENT	03/01/2013	FAIRWAYS OFFSHORE EXPLORATION, INC. TO RENAISSANCE OFFSHORE, LLC AND BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

Lease Number	Lease Block	Agreement*	Effective/ Entered Into Date	Parties

OCS-0829	SS 219	ASSIGNMENT OF RECORD TITLE INTEREST	03/01/2013	FAIRWAYS OFFSHORE EXPLORATION, INC. TO RENAISSANCE OFFSHORE, LLC AND BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

OCS-0829	SS 219	CONTRACT FOR SALE OF NATURAL GAS	06/01/2011	UNITED ENERGY TRADING, LLC AND BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

*	Also including all amendments, supplements and ratifications to the above described contracts, whether or not identified above.